Exhibit 5.1

May 1, 2012

Corning Incorporated

One Riverfront Plaza

Corning, New York 14831

Ladies and Gentleman:

I am Senior Vice President and General Counsel of Corning Incorporated (the “Company”) and am familiar with the preparation and filing of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended, with respect to an aggregate of 85,000,000 shares of the Company’s Common Stock, $.50 par value (the “Shares”), which may be issued or sold by the Company pursuant to its 2012 Long-Term Incentive Plan (the “Plan”) described in the Registration Statement.

In this connection, I have examined the originals, or copies certified to my satisfaction, of such corporate records of the Company, certificates of public officials and officers of the Company, and other documents as I deemed pertinent as a basis for the opinion hereinafter expressed.

Based upon and subject to the foregoing, and the other qualifications and limitations contained herein, and after (a) the Registration Statement has become effective under the Act and assuming that such effectiveness remains in effect throughout the period during which the Shares are offered, issued and sold pursuant to the Plan, (b) the Shares issued pursuant to the Plan have, if required, been duly qualified or registered, as the case may be, for offer, issuance and sale under applicable state securities laws and all applicable securities laws are complied with, (c) all necessary action by the Board of Directors or Compensation Committee of the Board of Directors of the Company has been taken to duly authorize the offer, issuance and sale of the Shares issued pursuant to the Plan, and (d) the Shares issued pursuant to the Plan have been delivered pursuant to and in accordance with the terms of the Plan and related agreements and instruments, and the consideration therefor has been paid, I am of the opinion that the Shares issued pursuant to the Plan will be duly authorized, validly issued, fully paid and non-assessable.

My opinion expressed above is limited to the laws of the State of New York.

I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement referred to above and further consent to the use of my name in the section titled “Interests of Named Experts and Counsel” in the Registration Statement.

Very truly yours,

/S/ VINCENT P. HATTON